As filed with the Securities and Exchange Commission on August 13, 1999

================================================================================
                                           Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             NATIONAL BEVERAGE CORP.
                             -----------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                 59-2605822
             --------                                 ----------
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)


   One North University Drive, Fort Lauderdale, Florida              33324
   ----------------------------------------------------           ---------
          (Address of Principal Executive Offices)                (Zip Code)



                             National Beverage Corp.
                            Special Stock Option Plan
                            -------------------------
                            (Full Title of the Plan)

                                Nick A. Caporella
                      Chairman and Chief Executive Officer
                             National Beverage Corp.
                           One North University Drive
                         Fort Lauderdale, Florida 33324
                         ------------------------------
                     (Name and address of agent for service)

                                 (954) 581-0922
                                 --------------
          (Telephone number, including area code, of agent for service)



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                                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
           Title of                   Amount to          Proposed Maximum      Proposed Maximum       Amount of
  Securities to be Registered     be Registered (2)     Offering Price Per    Aggregate Offering   Registration Fee
                                                            Share (3)              Price (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        160,000 shares             $9.00               $1,440,000            $400.32
per share (1)
--------------------------------------------------------------------------------------------------------------------

(1) Represents 160,000 of the 400,000 shares issuable upon the exercise of options granted and/or to be granted under the Registrant's Special Stock Option Plan. The remaining 240,000 shares were previously registered on a Registration Statement on Form S-8 (Regis. No. 33-95308), which was filed with the Securities and Exchange Commission on August 1, 1995.
(2) This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended.
(3) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, and are based on the closing price per share of the Registrant's Common Stock as reported on the American Stock Exchange on August 12, 1999.

                                      NOTE

         An aggregate of 240,000 shares of the common stock, par value $0.01 per share (the "Common Stock"), of National Beverage Corp., a Delaware corporation (the "Company" or the "Registrant"), which are issuable under the Company's Special Stock Option Plan, as amended (the "Plan"), were previously registered on a Registration No. 33-95308), which was filed with the Securities and Exchange Commission (the "Commission") on August 1, 1995. An additional 160,000 shares which are issuable under the Plan are being registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8, which have been incorporated by reference into this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, will be made available to participants in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in its Registration Statement on Form S-8:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended May 1, 1999; and

         2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended or updated pursuant to the Exchange Act.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.


Item 4.  Description of Securities.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 102(b) of the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty, provided that, to the extent required by the provisions of Section 102(b)(7) of the DGCL, the provision in the Restated Certificate of Incorporation shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which a director derived an improper personal benefit.

         In addition, as permitted by Section 145 of the DGCL, the Company's Restated Certificate of Incorporation provides that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request to the maximum extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents serving at the request of the Company where indemnification is not required by law; (iii) the Registrant is required to advance the expenses, as incurred, to its directors, officers and other indemnitees in connection with defending a proceeding, provided that, if the DGCL so requires, the payment of such expenses shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to indemnification;
(iv) the rights conferred in the Restated Certificate of Incorporation are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Restated Certificate of Incorporation provisions in a way that is adverse to such directors, officers and employees.

         The Company also maintains director and officer liability insurance.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

         Exhibit
         Number   Description
         ------   -----------

         5.1      Opinion of Akerman, Senterfitt & Eidson, P.A.

         10.1     National Beverage Corp. Special Stock Option Plan, as amended*

         10.2     Amendment to National Beverage Corp. Special Stock Option Plan

         23.1     Consent of Akerman, Senterfitt & Eidson, P.A. (contained in
                  Exhibit 5.1)

         23.2     Consent of Pricewaterhouse Coopers LLP

         24       Powers of Attorney (included as part of the signature page hereto)
-------------------
* Filed as an exhibit to the Registrant's Registration Statment on Form S-8 filed with the Commission on August 8, 1995.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, and the State of Florida, this 13th day of August, 1999.

                                           NATIONAL BEVERAGE CORP.


                                           By: /s/ Dean A. McCoy
                                           ---------------------
                                               Dean A. McCoy
                                               Vice President and Controller



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nick A. Caporella and Joseph G. Caporella, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

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SIGNATURE                                      TITLE                                       DATE
---------                                      -----                                       ----
/s/ Nick A. Caporella               President and Chief Executive                     August 13, 1999
--------------------------          Officer  and Chairman of the Board,
NICK A. CAPORELLA                   (principal executive and financial


/s/ Dean A. McCoy                   Vice President and Controller                     August 13, 1999
--------------------------          (principal accounting officer)
DEAN A. McCOY


/s/ Joseph G. Caporella             Director, Executive Vice                          August 13, 1999
--------------------------          President and Secretary
JOSEPH G. CAPORELLA


/s/ Samuel C. Hathorn, Jr.          Director                                          August 13, 1999
--------------------------
SAMUEL C. HATHORN, JR.

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                                      II-4

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
/s/  S. Lee Kling                    Director                                          August 13, 1999
--------------------------
S. LEE KLING


/s/ Joseph P. Lock, Jr.              Director                                          August 13, 1999
--------------------------
JOSEPH P. KLOCK, JR.

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                                      II-5

                                  EXHIBIT INDEX



Exhibit
Number  Description
------  -----------

5.1     Opinion of Akerman, Senterfitt & Eidson, P.A.

10.1    National Beverage Corp. Special Stock Option Plan*

10.2    Amendment to National Beverage Corp. Special Stock Option Plan

23.1    Consent of Akerman, Senterfitt & Eidson, P.A. (contained in Exhibit 5.1)

23.2    Consent of Pricewaterhouse Coopers LLP.

24      Powers of Attorney (included as part of the signature page hereto)

------------------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed with the Commission on August 8, 1995.